EXHIBIT 99.1

Global Energy Holdings Group, Inc. Announces Resignation of Chief Financial Officer

Atlanta, Georgia (April 27, 2009) – Global Energy Holdings Group, Inc. (NYSE AMEX: GNH), a diversified renewable energy company, today announced that Dr. Rom Papadopoulos is no longer employed by the Company as its Chief Financial Officer, Chief Operating Officer, Executive Vice President and Secretary, effective immediately.  Steven Paulik, the Company’s Executive Vice President of Finance, will assume the responsibilities of Chief Financial Officer on an interim basis.

About Global Energy Holdings Group

Global Energy Holdings Group is a diversified renewable energy company based in Atlanta, Georgia.  Global Energy Holdings Group develops renewable energy projects, including biomass gasification and landfill-gas-to-energy projects.  Global Energy Holdings Group also coordinates and implements energy-efficiency projects, such as cogeneration and heat recovery, for organizations that include government agencies and the U.S. military.  Global Energy Holdings Group provides tailored solutions that capitalize on the nation’s need for diverse energy resources, while investing in promising innovations to help power the future.  The company trades under the ticker symbol GNH on the NYSE Amex Exchange (formerly the American Stock Exchange).  For more information about Global Energy Holdings Group, please visit its website at http://www.gnhgroup.com.